Exhibit 99.1

Parkway Acquisition Corp. Announces Cash Dividend

FOR IMMEDIATE RELEASE

For more information contact:

Blake Edwards, President & CEO – 276-773-2811

Lori Vaught, EVP & CFO – 276-773-2811

FLOYD, VA, August 21, 2019 /PRNewswire-FirstCall/ -- Parkway Acquisition Corp. (“Parkway” or the “Company”) (OTC QX: PKKW) – the holding company for Skyline National Bank (“Skyline”), announces a cash dividend on the Company’s common stock of $0.12 per share, payable September 16, 2019 to shareholders of record on September 6, 2019. The Parkway Board of Directors declared the dividend on August 20, 2019.

Skyline is the wholly-owned subsidiary of Parkway and serves southwestern Virginia and northwestern North Carolina with 20 branches and 4 loan production offices.